UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K/A

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Act of 1934

June 21, 2016

(Date of Report)

June 26, 2016

(Date of Earliest Reported Event)

November 22, 2016

(Date of Amendment)

AMERICATOWNE Inc.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

Delaware	000-55206	46-5488722
(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	(COMMISSION FILE NO.)	(IRS EMPLOYEE IDENTIFICATION NO.)

4700 Homewood Court, Suite 100; Raleigh, NC 27609

 (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

(888) 406 2713

(ISSUER TELEPHONE NUMBER)

(FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

◻   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

◻   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

◻   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

◻   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

The purpose of disclosing this amendment is to clarify that the Cooperative Agreement previously attached as Exhibit 10.1 should have been the Cooperative Agreement between ATI Modular Technology Corporation, a Nevada corporation (“ATI Modular”) and an entity controlled by AmericaTowne, Inc., a Delaware corporation (the “Company”). This amendment incorporates the correct Cooperative Agreement between ATI Modular and the Shexian County Investment Promotion Bureau and clarifies the disclosures in Item 1.01 to reflect the true nature of the Cooperative Agreement. This amendment also amends Exhibit 10.3 to include the filed amended Articles of Incorporation for ATI Modular, formerly known as Global Recycle Energy, Inc. Finally, the Company directs the reader to its July 14, 2016 Form 8-K wherein it discloses the Modular Construction & Technology Services Agreement with ATI Modular for a complete understanding of the related party agreements between the Company and ATI Modular.

SECTION 1 – REGISTRANT’S BUSINESS AND OPERATIONS

ITEM 1.01 Entry into a Material Definitive Agreement

Cooperative Agreement – Company and Shexian County Investment Promotion Bureau

On June 21, 2016, AmericaTowne, Inc. (the “Company”) entered into a Cooperative Agreement with the Shexian County Investment Promotion Bureau (the “Shexian County Bureau”) out of Shexian, China (hereinafter, the “AT/Shexian Cooperative Agreement”). The AT/Shexian Cooperative Agreement relates to the construction of an AmericaTowne location, as disclosed in prior filings by the Company, in advancing tourism in the Hanwang mountains.

Under the terms of the AT/Shexian Cooperative Agreement, the Company and the Shexian County Bureau have agreed to a strategic partnership wherein the Shexian County Bureau intends to invest local resources to the Company for construction of an AmericaTowne community. In consideration, the Company intends on investing funds towards the development of the AmericaTowne community. The Company will be obligated to bear any and all applicable taxes, and the projected investment by the Company into the development of the AmericaTowne community is estimated to be $30,000,000. It is anticipated that the definitive agreement will set forth a detailed projection and proforma associated with the use of funds. There is no guarantee that the Company will be able to raise this capital in the event a definitive agreement is executed. Furthermore, the Company’s ability to raise the necessary capital and to perform obligations under any definitive agreement might be materially affected in the event the Company is not able to perform any of its obligations under any future definitive agreement with the Shexian County Bureau.

Cooperative Agreement – ATI Modular and Shexian County Investment Promotion Bureau

ATI Modular is controlled by the Company by virtue of the Company’s majority ownership of common stock in ATI Modular. On June 21, 2016, ATI Modular agreed to participate with the Shexian County Bureau in building local modular construction, researching technology and intelligent systems related thereto, and servicing the full lifecycle of modular construction in the locale through the execution of the Cooperative Agreement (the “ATI Modular/Shexian Cooperative Agreement”).

Pursuant to future negotiations and more definitive agreements, ATI Modular has agreed to purchase the requisite equipment and technology in performing under the ATI Modular/Shexian Cooperative Agreement. In consideration for the services provided by ATI Modular, the Shexian County Bureau has agreed to be responsible for providing factories and land, and other resources and manpower in developing the modular construction. ATI Modular has also agreed to exercise its best efforts in raising approximately $30,000,000 in furthering the parties’ collective interests under the ATI Modular/Shexian Cooperative Agreement. These funds would be allocated towards different operating costs than the funds necessary for AmericaTowne to perform under the AT/Shexian Cooperative Agreement. It is anticipated that the definitive agreement will set forth a detailed projection and proforma associated with the use of funds. The Company and the Shexian County Bureau have agreed to continue to cooperate in good faith in executing and further agreements needed in furthering their respective objectives. However, notwithstanding this intent, ATI Modular’s ability to perform might be materially affected in the event the Company is not able to meet its obligations in furthering any future definitive agreement with the Shexian County Bureau.

While the agreements above are not considered to be materially definitive, the Company has elected to make the disclosures due to its intent to proceed with the duties and obligations therein and to report in the future any benefits obtained through mutual performance by the parties.

ITEM 9.01 EXHIBITS

(d) Exhibits

Exhibit	Description
10.1 10.2 10.3	ATI Modular/Shexian Cooperative Agreement AT/Shexian Cooperative Agreement Articles of Amendment for ATI Modular Technology Corporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICATOWNE, INC. By: /s/ Alton Perkins Alton Perkins Chairman of the Board, President, Chief Executive Officer, Chief Financial Officer, Secretary Dated: November 22, 2016

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